Exhibit 10.1

Hitek Global Inc.

Class A ORDINARY SHARES

(par value $0.0001 per share)

AMENDMENT NO. 1 TO

SALES AGREEMENT

November 21, 2025

AC Sunshine Securities LLC

200 E. Robinson Street, Suite 295

Orlando, FL 32801

Ladies and Gentlemen:

This Amendment No. 1 (this “Amendment”) to the Sales Agreement (as defined below) is entered into as of the date first written above (the “Effective Date”) by Hitek Global Inc., an exempted company incorporated under the laws of the Cayman Islands (the “Company”), and AC Sunshine Securities LLC (the “Sales Agent”), in order to amend that certain Sales Agreement, dated October 8, 2025 (the “Sales Agreement”), to increase the aggregate offering price of up to $30,000,000 of Class A ordinary shares, par value $0.0001 per share of the Company (the “Class A Ordinary Shares”) to $100,000,000 of Class A Ordinary Shares; decrease the compensation of the Sales Agent for sales of Class A Ordinary Shares pursuant to the Sales Agreement from 3.5% of the gross proceeds per share of Class A Ordinary Shares to a commission rate of 3.0% of the gross proceeds; and to add a term of 6 months after which time the Sales Agreement will terminate, unless terminated sooner or extended pursuant as provided therein.

In accordance with Section 15 of the Sales Agreement, the parties do hereby amend the Sales Agreement as follows:

1.	Definitions. Unless otherwise specified herein, capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to such terms in the Sales Agreement.

2.	Representation and Warranty. The Company represents and warrants to the Sales Agent that this Amendment has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company.

3.	Amendments to the Sales Agreement.

(a)	The reference to “$30,000,000” in Section 1 of the Sales Agreement is hereby amended and replaced with “$100,000,000.” On and after the Effective Date, the Company shall have $100,000,000 aggregate gross sales amount of Class A Ordinary Shares available for issuance under the Sales Agreement, exclusive of any prior issuances before the Effective Date, if any.

(b)	Section 6(l) of the Sales Agreement is hereby amended and restated in its entirety as follows:

“(l) At the time the Registration Statement and any Rule 462(b) Registration Statement was or will be filed with the Commission, at the time the Registration Statement and any Rule 462(b) Registration Statement was or will be declared effective by the Commission, and at the time the Company’s most recent Annual Report on Form 20-F was filed with the Commission, the Company met or will meet the then applicable requirements for the use of Form F-3 under the Securities Act. As of the close of trading on the Exchange on November 10, 2025, the aggregate market value of the outstanding voting and non-voting common equity (as defined in Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Rule 144 of the Securities Act, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was approximately $87,595,561 (calculated by multiplying (x) 4.15 (the price at which the Class A Ordinary Shares of the Company was last sold on the Exchange on November 10, 2025) by (y) 21,107,364 (the number of Non-Affiliate Shares outstanding on November 10, 2025)). The Company is not a shell company (as defined in Rule 405) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.5. of Form F-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.”

(c)	As of the date hereof, the text of Schedule 3 (Compensation) of the Sales Agreement is hereby amended and restated in its entirety as follows:

“The Company shall pay to the Sales Agent in cash, upon each sale of Placement Shares through the Sales Agent pursuant to this Agreement, an amount equal to 3.0% of the aggregate gross proceeds from each sale of Placement Shares.”

(d)	Section 11(d) of the Sales Agreement is hereby amended and restated in its entirety as follows:

“(d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the earlier to occur of (i) issuance and sale of all of the Placement Shares to or through the Sales Agent on the terms and subject to the conditions set forth herein, (ii) the expiration of the Registration Statement on the third (3rd) anniversary of the initial effective date of the Registration Statement pursuant to Rule 415(a)(5) under the Securities Act, and (iii) November 21, 2026; provided that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.”

4.	References to Sales Agreement. All references to the Sales Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Sales Agreement as amended by this Amendment. Notwithstanding anything to the contrary contained herein, this Amendment shall not have any effect on offerings or sales of Class A Ordinary Shares prior to the Effective Date or on the terms of the Sales Agreement, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “ATM Prospectus” and “Prospectus” contained in the Sales Agreement prior to the Effective Date.

5.	Applicable Law. This Amendment and any claim, controversy or dispute arising hereunder or related hereto shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its choice of law provisions.

6.	Severability. If any provision of this Amendment is determined to be illegal or unenforceable, the remaining provisions of this Amendment remain in full force, if the essential provisions of this Amendment for each party remain legal and enforceable.

7.	Entire Agreement. The Sales Agreement, as amended by this Amendment, represents the entire agreement among the parties hereto with respect to the subject matter thereof and hereof and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. Except as set forth in this Amendment or as further amended hereby, all of the terms of the Sales Agreement shall remain in full force and effect and are hereby confirmed in all respects.

8.	No Further Modifications. Except for the modifications set forth in this Amendment, the Sales Agreement shall continue in full force and effect. This Amendment shall be binding upon, and shall inure to the benefit of, the parties thereto, and their respective successors and assigns.

9.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of Page Intentionally Left Blank]

If the foregoing correctly sets forth the understanding between the Company and the Sales Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Sales Agent.

Very truly yours,

HITEK GLOBAL INC.

By:
	Name:	Xiaoyang Huang
	Title:	Director and CEO

ACCEPTED AND AGREED as of the date first-above written:

AC SUNSHINE SECURITIES LLC

By:
	Name:	Ying Cui
	Title:	President and CEO

[Signature Page to Amendment No. 1 to Sales Agreement]

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